UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2011

RPC, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of RPC, Inc. (the “Company”) was held on April 26, 2011.  At the Annual Meeting, the shareholders of the Company (i) elected three Class I nominees to the Board of Directors; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; (iii) amended the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 350,000,000 shares; (iv) held a vote to approve the performance-based incentive compensation plan for the executive officers; (v) held a nonbinding vote on executive compensation; and (vi) held a nonbinding vote regarding the frequency of voting on executive compensation and recommended that the advisory vote on executive compensation be held once every three years.  The final voting results for each proposal are as follows:

1.  To elect the three Class I nominees to the Board of Directors:

	For	Withheld	Broker Non-Vote
R. Randall Rollins	127,165,150	8,317,389	6,356,605
Henry B. Tippie	133,925,787	1,556,752	6,356,605
James B. Williams	132,809,904	2,672,635	6,356,605

2.  To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm:
For	Against	Abstain	Broker Non-Vote
141,453,910	211,020	68,841	105,373

3.  To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 350,000,000 shares:
For	Against	Abstain	Broker Non-Vote
127,254,561	14,365,084	114,125	105,374

4.  To approve the performance-based incentive compensation plan for the executive officers:
For	Against	Abstain	Broker Non-Vote
134,708,992	659,348	114,199	6,356,605

5.  To hold a non-binding vote on executive compensation:
For	Against	Abstain	Broker Non-Vote
127,007,614	552,923	7,922,002	6,356,605

6.  To hold a nonbinding vote regarding the frequency of voting on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
16,109,280	537,047	110,923,398	7,878,952	6,390,467

Based on these results and consistent with the Company’s recommendation, the Board has determined that the Company will hold a non-binding advisory vote on executive compensation once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: April 28, 2011	/s/ Ben M. Palmer
Ben M. Palmer
Vice President,
Chief Financial Officer and
Treasurer